Exhibit 10.07






                               THE TRAVELERS INC.

                     EXECUTIVE PERFORMANCE COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE



     Section 1.1 The purpose of The Travelers Inc. (the "Company") Executive Performance Compensation Plan (the "Plan") is to establish certain performance criteria for determining the maximum amount of any bonus that may be paid under the Plan including that portion of the bonus paid in the form of restricted stock under the Company's Capital Accumulation Plan, for those executive officers who, on the last day of the Company's taxable year, consist of the chief executive officer and the four other most highly compensated executive officers of the Company or its subsidiaries named in the Summary Compensation Table in the Company's proxy statement from time to time.

     The Plan is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act"). The Revenue Act limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to Covered Employees (as defined in such Act).


                                   ARTICLE II

                                   DEFINITIONS

     Section 2.1 The following words and phrases shall have the meanings indicated for the purpose of the Plan unless the context clearly indicates otherwise:

          (a) Adjusted Net Income shall mean the Net Income (i) reduced by the aggregate amount of dividends on the Company's preferred stock, and (ii) increased or reduced by the after-tax earnings impact of each of the following items if they occur during a Bonus Year:

               (i) realized investment gains and losses, including those resulting from the sale of subsidiaries and affiliates, for the Bonus Year;

               (ii) the cumulative effect to the beginning of the year of changes in accounting principles for the Bonus Year required by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other governing body that sets accounting standards as set forth in the Consolidated Statement of Income or the Notes thereto as reported in the Annual Report;

               (iii) the cumulative effect to the beginning of the year of changes in the tax law occurring during the Bonus Year as set forth in the Consolidated Statement of Income or the Notes thereto as reported in the Annual Report; and

               (iv) extraordinary items, as defined under generally accepted accounting principles, during the Bonus Year as set forth in the Consolidated Statement of Income as reported in the Annual Report. Extraordinary items would not include such items as catastrophic insurance losses or restructuring charges.

          (b) Annual Report shall mean the Annual Report to Stockholders of the Company containing the audited financial statements of the Company.

          (c)  Board shall mean the Board of Directors of The Travelers Inc.

          (d) Bonus Pool shall mean total maximum amount available to be paid as bonus compensation to all Covered Employees for each Bonus Year, whether paid in cash or restricted stock under the CAP Plan. If, however, the Segment Executive is a Covered Employee, the Bonus Pool shall be the total amount available to all Covered Employees other than the Segment Executive.

          (e) Bonus Year shall mean the annual period corresponding to a calendar year for which the calculation of a bonus award is to be made.



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          (f)  CAP Plan shall mean the Company's Capital Accumulation Plan, as the same shall be in effect from time to time.

          (g) Chief Executive Officer shall mean the Chief Executive Officer of the Company or the individual acting in such capacity.

          (h)  Code shall mean the Internal Revenue Code of 1986, as amended.

          (i) Committee shall mean the Nominations and Compensation Committee of the Board, or any subcommittee thereof.

          (j) Common Equity shall mean the common stockholders' equity appearing on the Consolidated Statements of Changes in Stockholders' Equity in the Company's Annual Report as of the beginning of the Bonus Year.

          (k) Company shall mean The Travelers Inc. and its successors. Where the context requires, the "Company" shall mean The Travelers Inc. and its consolidated subsidiaries.

          (l) Covered Employee shall mean the Chief Executive Officer of the Company (or the individual acting in such capacity) and the four other most highly compensated executive officers of the Company as determined on the last day of the taxable year and in accordance with Section 162(m) of the Code.

          (m) Defined After-Tax Earnings shall mean the aggregate of (i) the consolidated after-tax net income of Smith Barney Shearson Holdings Inc. and its subsidiaries and (ii) the after-tax net income of those additional subsidiaries of the Company designated in the employment agreement between SBS and Mr. Greenhill dated June 24, 1993, and all amendments thereto as filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 and to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, in each case as reflected on its audited financial statements for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants.

          (n) Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

          (o) MD&A shall mean Management's Discussion and Analysis of Financial Condition and Results of Operations as reported in the Company's Annual Report.

          (p) Measurement Period shall mean any period other than the calendar year determined by the Committee pursuant to Section 6.1.

          (q) Net Income shall mean the consolidated net income of the Company as disclosed in the Consolidated Statement of Income as reported in the Company's Annual Report for the Bonus Year.

          (r) Outside Director shall mean a member of the Board who falls within the definition of an "outside director" under Section 162(m) of the Code and any regulations promulgated thereunder, including any transition or interim rules for such definition.

          (s) Performance Goal shall mean the financial measurements of corporate performance that must be met in order for a Covered Employee to receive a payment under this Plan.

          (t) Return on Equity shall mean the percentage equivalent to the fraction resulting from dividing (i) Adjusted Net Income by (ii) Common Equity.








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          (u)  SBS shall mean Smith Barney Shearson Inc.

          (v)  Segment Executive shall mean Mr. Robert F. Greenhill.


                                   ARTICLE III

                           ADMINISTRATION OF THE PLAN


     Section 3.1 The Plan shall be administered by the Committee. If, however, the Committee shall fail to be composed solely of Outside Directors, then those members of the Committee that are Outside Directors shall act as the Committee.

     Section 3.2  The Plan shall be interpreted and construed in accordance with
Section 162(m) of the Code and the regulations issued thereunder. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void. Otherwise the Committee shall have full and exclusive authority, power and discretion to construe and interpret the Plan (subject to the advice of the Company's General Counsel with respect to any question of law), and generally to determine any and all questions arising under the Plan. The Committee shall have the authority to reduce the bonus of any Covered Employee (other than the Segment Executive) earned under this Plan even if the Performance Goals applicable to maximum bonus awards to such Employee have been met. The Committee shall not have any authority hereunder to increase any bonus compensation calculated in accordance with this Plan.

     Section 3.3 The Committee shall be responsible for certifying in writing to the Company that the applicable Performance Goals have been met before any bonus payments are made under this Plan. If permitted under Section 162(m) of the Code, such certification may be based upon reasonably estimated financial information available prior to the end of the Bonus Year.


                                   ARTICLE IV

               CALCULATION OF BONUS AMOUNTS FOR COVERED EMPLOYEES
                       (OTHER THAN THE SEGMENT EXECUTIVE)


     Section 4.1  As soon as practicable following the certificates described in
Section 3.3 above, and subject to the Committee's discretion to reduce bonuses under Section 3.2, Covered Employees (other than the Segment Executive) shall be entitled to receive for the Bonus Year a maximum bonus (whether paid in cash or restricted stock under the CAP Plan) not exceeding the following percentages of the Bonus Pool:

               The Chief Executive Officer ...............................   31%
               Each other Covered Employee (other than the Segment
                 Executive)...............................................   23%

     Section 4.2 The Bonus Pool for any Bonus Year shall be equal to a percentage of the Adjusted Net Income for such Bonus Year. Adjusted Net Income shall be calculated without giving effect to the







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payment of bonuses provided for under the Plan.  The percentage shall based upon the Return on Equity, as follows:


          If the Return on Equity is:             The maximum amount of the
          --------------------------              -------------------------
                                                  Bonus Pool shall be:
                                                  -------------------

     less than 10%                      (A) =     0%
     10%                                (B) =     1.4% of Adjusted Net Income
     greater than 10% up to and         (C) =     the amount determined
            including 12.5%                       under (B) plus 2.4% of the
                                                  amount by which Adjusted Net
                                                  Income exceeds 10% of Common
                                                  Equity


     greater than 12.5% up to and       (D) =     the amount determined under
       including 15%                              (C) plus 3.4% of the amount by
                                                  which Adjusted Net Income
                                                  exceeds 12.5% of Common Equity

     greater than 15%                   (E) =     the amount determined under
                                                  (D) plus 3.8% of the amount by
                                                  which Adjusted Net Income
                                                  exceeds 15% of Common Equity

     In the event that any of the Covered Employees (other than the Segment Executive) does not qualify as a Covered Employee for a particular Bonus Year, percentage share of the Bonus Pool otherwise allocable to such person shall be allocated to the executive officer who replaces him or her as a Covered Employee for such Bonus Year. In the event that an individual (other than the Segment Executive) is added to the Covered Employees, the calculation of the Bonus Pool will be made without taking such additional individual into account and the Bonus Pool will then be increased by the dollar amount for any one of the Covered Employees (other than the chief executive officer or the Segment Executive) for such Bonus Year. Such increase will represent the maximum share of the Bonus Pool allocated to such Covered Employee. In the event one of the Covered Employees (other than the Segment Executive), or his or her replacement, becomes the chief executive officer of the Company, such Covered Employee shall be allocated the percentage share allocated to the chief executive officer.

     Section 4.3 Any portion (up to $3 million) of a share of the Bonus Pool calculated for any Covered Employee (other than the Segment Executive) for a particular Bonus Year may be awarded by the Committee to such Covered Employee in a succeeding year to the extent not awarded for the Bonus Year; provided that such award by the Committee will only be made to reward extraordinary performance by any such Covered Employee.


                                    ARTICLE V

             CALCULATION OF BONUS AMOUNTS FOR THE SEGMENT EXECUTIVE

     Section 5.1 If one of the Covered Employees is the Segment Executive, his bonus in any Bonus Year shall be equal to a percentage of Defined After-Tax Earnings, but only if Defined After-Tax Earnings are at least $100,000,000, as follows:

          Defined After-Tax Earnings                   Bonus Percentage
          --------------------------                   ----------------
          up to $49,750,000. . . . . . . . . . . . . .        0
          $49,750,000 to $750,000,000. . . . . . . . .      2.0%
          $750,000,001 to $1 billion . . . . . . . . .      1.5%
          in excess of $1 billion  . . . . . . . . . .      1.0%

     Section 5.2 If any of the entities whose after-tax net income is included in "Defined After-Tax Earnings" should have a short fiscal year or if the Segment Executive is employed by SBS for less than a full calendar year, the Defined After-Tax Earnings on the financial statements for such short period shall be annualized in order to apply the above calculations. The bonus paid shall be prorated by multiplying the number obtained on an annualized basis by a fraction the numerator of which shall be








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the number of months in such short period and the denominator of which is 12.
Such bonus shall be paid notwithstanding that the Segment Executive may no longer be a Covered Employee under the Code.

     Section 5.3 No payments shall be made to the Segment Executive hereunder until after certification by the Committee of achievement of the relevant Performance Goals, in accordance with Section 3.3 hereof.


                                   ARTICLE VI

                          CHANGE OF MEASUREMENT PERIOD


     Section 6.1 If permitted by Section 162(m) of the Code, the Committee (as constituted in Section 3.1 of the Plan) may establish a Measurement Period other than the calendar year for determining the Bonus Pool if the Committee concludes that all or a portion of the Bonus Pool for any Bonus Year should be paid to Covered Employees (other than the Segment Executive) before the end of any calendar year. Any such change will be made before the new Measurement Period begins. In such event all relevant criteria will be based upon the books and records of the Company for the Measurement Period in a manner consistent with the terms of this Plan.


                                   ARTICLE VII


                       STOCKHOLDER APPROVAL AND AMENDMENT


     Section 7.1 This Plan shall become effective as of January 1, 1994, subject, however, to the approval of the Company's stockholders at the 1994 Annual Meeting of the Stockholders of the Company.

     Section 7.2 The Plan applicable to Covered Employees (other than the Segment Executive) may be amended at any time by the Committee which shall act in accordance with Section 3.1 of the Plan. In the event that subsequent guidance under Section 162(m) is substantially different, with the effect that the Plan fails to ensure the deductibility of the compensation payable hereunder, the Committee shall retain the right to modify the Plan for Covered Employees (other than the Segment Executive) to the extent necessary to conform any provisions hereof to bring them into compliance, including but not limited to deletion of any non-conforming provision, or to discontinue the Plan altogether. No amendment shall be made without approval of the stockholders of the Company if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m) of the Code.






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